UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 17, 2009

TAUBMAN CENTERS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan
(State of Other Jurisdiction of Incorporation)

1-11530	38-2033632
(Commission File Number)	(I.R.S. Employer Identification No.)

200 East Long Lake Road, Suite 300, Bloomfield Hills, Michigan	48304-2324
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 258-6800

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06                      MATERIAL IMPAIRMENTS.

The Pier Shops at Caesars
Taubman Centers, Inc. has concluded that the carrying value (book value) of the investment in the consolidated joint venture that owns The Pier Shops at Caesars (The Pier), is impaired and will recognize a non-cash charge in the range of approximately $106 million to $111 million in the third quarter of 2009, the Company’s share of which will range from $100 million to $105 million. The Company’s conclusion was based on a decision by its Board of Directors, in connection with a review of the Company’s capital plan, to discontinue its financial support of The Pier. The Company intends to immediately begin discussions with the lender of the $135 million non-recourse mortgage loan secured by the leasehold interest in the center, and subject to the lender’s future decisions, will continue management and leasing of the center.

The Board’s decision considered that The Pier’s current cash flows, as well as estimates of future cash flows, are insufficient to cover debt service and operating costs due to economic conditions, tenant sales performance, high capital requirements to complete the property’s lease-up, high operating costs, and the anticipated refinancing shortfall at the loan’s maturity in May 2017. After recognizing the non-cash impairment charge, representing the excess of book value of the investment over its estimated fair value, the consolidated joint venture’s remaining book value of the investment will be approximately $52 million. A default on this loan will not trigger any cross defaults on the Company’s lines of credit or any other indebtedness. The Company’s cash investment in The Pier is approximately $35 million.

Regency Square
The Company has concluded that the investment in Regency Square is also impaired based on current estimates of future cash flows and the expected holding period. After recognizing a non-cash charge in the range of approximately $55 million to $58 million, representing the excess of book value of the investment over its estimated fair value, the remaining book value of this investment is expected to be approximately $30 million. At the current level of cash flow, Regency Square intends to continue to service its non-recourse mortgage loan. This loan has a current principal balance of $74.5 million, with $71.6 million due on this amortizing loan at its maturity in November 2011.

On September 22, 2009, the Company issued a press release announcing the write down of the book value of The Pier and Regency Square to fair value.  A copy of the press release is attached as Exhibit 99 to this report.

Item 7.01                      REGULATION FD DISCLOSURE.

Impact on 2009 Earnings
The Company expects that the combined impairment charges will result in a reduction of earnings and Funds from Operations in the third quarter of 2009 in the range of $1.95 per share to $2.05 per share.

Excluding the impairment charges, the properties’ combined operations represent less than 2% of the Company’s estimated annual 2009 Net Operating Income, and together are expected to be dilutive to the Company’s estimated annual 2009 Funds from Operations per share by approximately $0.06 per share. Excluding impairment charges, the properties’ combined operations including depreciation and amortization are expected to be dilutive to the Company’s earnings per share by approximately $0.19 per share.

Use of non-GAAP Measures
The Company uses Net Operating Income (NOI) as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases. The Company defines NOI as property-level operating revenues (includes rental income excluding straightline adjustments of minimum rent) less maintenance, taxes, utilities, ground rent, and other property operating expenses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges on non-operating centers, restructuring charges, and gains from land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs.

The National Association of Real Estate Investment Trusts (NAREIT) defines Funds from Operations (FFO) as net income (computed in accordance with Generally Accepted Accounting Principles (GAAP)), excluding gains from extraordinary items and sales of properties, plus real estate related depreciation and after adjustments for unconsolidated partnerships and joint ventures. The Company believes that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, the Company and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. FFO is primarily used by the Company in measuring performance and in formulating corporate goals and compensation.

These non-GAAP measures as presented by the Company are not necessarily comparable to similarly titled measures used by other REITs because not all REITs use common definitions. None of these non-GAAP measures should be considered alternatives to net income as an indicator of the Company's operating performance, and they do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

Item 9.01                      FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit                    Description

99	Press release, dated September 22, 2009, entitled “Taubman Writing Down The Pier and Regency Square to Fair Value”

The information presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements reflect management's current views with respect to future events and financial performance.   Amounts disclosed herein relating to impairment charges, investment valuations, and earnings measures are preliminary estimates.  Actual results may differ materially from those expected because of various risks and uncertainties, including, but not limited to, changes in current and expected performance of the shopping centers and/or other underlying valuation assumptions employed, general economic and real estate market conditions, and changes in the interest rate environment. Other risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission including its most recent Annual Report on Form 10-K.  As used herein, the “Company" refers to Taubman Centers, Inc., the operating partnership and/or one or more affiliates or indirect subsidiaries as the context may require.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 22, 2009	TAUBMAN CENTERS, INC.

By: /s/ Lisa A. Payne
Lisa A. Payne
Vice Chairman and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99	Press release, dated September 22, 2009, entitled “Taubman Writing Down The Pier and Regency Square to Fair Value”